Exhibit 5.1

Hunton Andrews Kurth LLP 600 Travis, Suite 4200 Houston, Texas 77002 +1.713.220.4200 Phone +1.713.220.4285 Fax HuntonAK.com

January 9, 2020

NGL Energy Partners LP
6120 S. Yale, Suite 805
Tulsa, Oklahoma 74136

Re:                             NGL Energy Partners LP and NGL Energy
Finance Corp. Registration Statement on Form S-4.

Ladies and Gentlemen:

We have acted as special counsel to NGL Energy Partners LP, a Delaware limited partnership (the “Partnership”), and NGL Energy Finance Corp., a Delaware corporation (“NGL Finance” and, together with the Partnership, the “Issuers”), in connection with the public offering of $450,000,000 aggregate principal amount of the Issuers’ 7.5% Senior Notes due 2026 (the “Exchange Notes”), which are to be guaranteed pursuant to guarantees thereof (the “Guarantees”) by each of the subsidiaries of the Partnership that is listed in Exhibit A hereto (the “Guarantors”).  The Issuers and the Guarantors are referred to collectively herein as the “Obligors.”

The Exchange Notes are to be issued under the Indenture (as defined below) pursuant to an exchange offer (the “Exchange Offer”) by the Issuers, in exchange for a like principal amount of the Issuers’ issued and outstanding 7.5% Senior Notes due 2026 (the “Original Notes”), as contemplated by the Registration Rights Agreement (as defined below).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)            the registration statement on Form S-4 of the Obligors, filed with the Securities and Exchange Commission (the “SEC”) on January 9, 2020 (the “Registration Statement”);

(ii)           the Registration Rights Agreement dated as of April 9, 2019 (the “Registration Rights Agreement”) among the Issuers, the subsidiaries of the Partnership party thereto and the initial purchasers party thereto;

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January 9, 2020

(iii)          the Indenture dated as of April 9, 2019 (the “Indenture”) among the Issuers, the subsidiaries of the Partnership party thereto and U.S. Bank National Association, as trustee (the “Trustee”); and

(iv)          the form of the Exchange Notes attached as an exhibit to the Indenture.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Obligors and such agreements, certificates of public officials, certificates of officers or other representatives of the Obligors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.  In rendering the opinions set forth below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents supplied to us as originals, (iv) the conformity to the authentic originals of all documents supplied to us as certified, photostatic or faxed copies, (v) the authenticity of the originals of such latter documents and (vi) that the Exchange Notes will be issued in the manner described in the Registration Statement.  As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied, to the extent we deem appropriate, upon (i) oral or written statements and representations of officers and other representatives of the Obligors and (ii) statements and certifications of public officials and others.

We note that the Indenture (including the Guarantees set forth therein) and the Exchange Note include a provision stating that such instrument shall be governed by the laws of the State of New York.  We also note that the Issuers are organized under the laws of the State of Delaware and, as indicated in Exhibit A hereto, certain of the Guarantors are organized under the laws of the State of Delaware or the State of Texas.  We refer to such Guarantors as the “Covered Guarantors.”  Furthermore, we refer to the Issuers and the Covered Guarantors collectively herein as the “Covered Obligors,” and we refer to the Guarantors (other than the Covered Guarantors) as the “Non-Covered Guarantors.”

In conducting our examination of executed documents, we have assumed (i) the valid existence and good standing of each of the parties thereto (other than the Covered Obligors), (ii) that such parties (other than the Covered Obligors) had the power and authority (corporate, partnership, limited liability company or other) to enter into and to incur and perform all their obligations thereunder, (iii) the due authorization by all requisite action (corporate, partnership, limited liability company or other) by such parties (other than the Covered Obligors) and (iv) the due execution and delivery of such documents by such parties (other than the Covered Obligors), except to the extent such execution and delivery by the Non-Covered Guarantors are matters of the laws of the State of New York referred to below.

With respect to the assumptions stated in the immediately preceding paragraph as to the Non-Covered Guarantors, we note that the registrants under the Registration Statement have obtained and filed as exhibits thereto, the following legal opinions pertaining to each of the Non-Covered Guarantors: (i) a legal opinion of Holland & Hart LLP, as to the valid existence under the laws of the State of Wyoming of the Non-Covered Guarantor organized under such

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January 9, 2020

laws, the power under such laws of such Guarantor to create its obligations under its Guarantee, and the due authorization, execution and delivery under such laws by such Guarantor of the Indenture (which includes the Guarantee by such Guarantor), (ii) a legal opinion of Arkan Haile, Senior Corporate Counsel of NGL Energy Holdings LLC, the general partner of the Partnership (the “General Partner”), as to the valid existence under the laws of the State of Colorado of each of the Non-Covered Guarantors organized under such laws, the power under such laws of each of such Guarantors to create its obligations under its Guarantee, and the due authorization, execution and delivery under such laws by each of such Guarantors of the Indenture (which includes the Guarantee by such Gurantor), (iii) a legal opinion of Norton Rose Fulbright, as to the valid existence under the laws of the Province of Alberta of the Non-Covered Guarantor organized under such laws, the power under such laws of such Guarantor to create its obligations under its Guarantee, and the due authorization, execution and delivery under such laws by such Guarantor of the Indenture (which includes the Guarantee by such Guarantor), (iv) a legal opinion of Kurston P. McMurray, Executive Vice President, General Counsel & Corporate Secretary of the General Partner, as to the valid existence under the laws of the State of Oklahoma of the Non-Covered Guarantor organized under such laws, the power under such laws of such Guarantor to create its obligations under its Guarantee, and the due authorization, execution and delivery under such laws by such Guarantor of the Indenture (which includes the Guarantee by such Guarantor) and (v) a legal opinion of Brownstein Hyatt Farber Schreck, LLP, as to the valid existence under the laws of the State of New Mexico of the Non-Covered Guarantor organized under such laws, the power under such laws of such Guarantor to create its obligations under its Guarantee, and the due authorization, execution and delivery under such laws by such Guarantor of the Indenture (which includes the Guarantee by such Guarantor).

The opinions expressed herein are limited solely to (i) the laws of the State of New York that are normally applicable to transactions of the type contemplated by the Indenture, the Exchange Notes and the Guarantees, (ii) the laws of the State of Texas, (iii) the General Corporation Law of the State of Delaware, (iv) the Delaware Revised Uniform Limited Partnership Act and (v) the Delaware Limited Liability Company Act. We express no opinion concerning any other laws.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Exchange Notes (in the form examined by us) have been duly executed by the Issuers, authenticated by the Trustee in accordance with the terms of the Indenture and issued and delivered upon consummation of the Exchange Offer against receipt of Original Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Registration Rights Agreement and the Indenture, (i) the Exchange Notes will constitute valid and legally binding obligations of the Issuers and (ii) the Guarantees will constitute valid and legally binding obligations each of the Guarantors (including both the Covered Guarantors and the Non-Covered Guarantors).

Our opinions expressed above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to

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January 9, 2020

general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement.  We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement.  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC.  This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in law.

Very truly yours,

/s/ Hunton Andrews Kurth LLP

Exhibit A

Guarantors

Name of Guarantor	State or other jurisdiction of incorporation or organization
AntiCline Disposal, LLC	Wyoming
AWR Disposal, LLC	Delaware
Centennial Energy, LLC	Colorado
Centennial Gas Liquids ULC	Alberta
Choya Operating, LLC	Texas
Daco Permian 76, LLC	Texas
GGCOF HEP Blocker II, LLC	Delaware
GGCOF HEP Blocker, LLC	Delaware
Grand Mesa Pipeline, LLC	Delaware
HEP Intermediate Holdco Sub, LLC	Delaware
HEP Intermediate Holdco, LLC	Delaware
HEP Operations Holdings, LLC	Delaware
HEP Operations, LLC	Delaware
HEP Shalewater Solutions, LLC	Delaware
Hillstone Daco 76, LLC	Delaware
Hillstone Daco Permian, LLC	Delaware
Hillstone Environmental Partners, LLC	Delaware
Hillstone Permian Adams, LLC	Delaware
Hillstone Permian Arthur, LLC	Delaware
Hillstone Permian Cleveland, LLC	Delaware
Hillstone Permian Fortress, LLC	Texas
Hillstone Permian Garfield, LLC	Delaware
Hillstone Permian Hamilton, LLC	Delaware
Hillstone Permian Harrison, LLC	Delaware
Hillstone Permian Hayes, LLC,	Delaware
Hillstone Permian Knox, LLC	Delaware
Hillstone Permian Madison, LLC	Delaware
Hillstone Permian McKinley, LLC	Delaware
Hillstone Permian Monroe, LLC	Delaware
Hillstone Permian Pipeline Loving BR, LLC	Delaware
Hillstone Permian Pipeline, LLC	Delaware
Hillstone Permian Poker Lake, LLC	Delaware
Hillstone Permian Rattlesnake, LLC	Delaware
Hillstone Permian Reagan, LLC	Delaware
Hillstone Permian Roosevelt, LLC	Delaware
Hillstone Permian Shultz, LLC	Delaware
Hillstone Permian St. Lucia, LLC	Delaware
Hillstone Permian Taft, LLC	Delaware
Hillstone Permian Wilson, LLC	Delaware
Loving Fortress, LLC	Texas
NGL Crude Cushing, LLC	Oklahoma
NGL Crude Logistics, LLC	Delaware
NGL Crude Terminals, LLC	Delaware
NGL Crude Transportation, LLC	Colorado
NGL Delaware Basin Holdings, LLC	Delaware
NGL Energy Equipment LLC	Colorado
NGL Energy Holdings II, LLC	Delaware
NGL Energy Logistics, LLC	Delaware
NGL Energy Operating LLC	Delaware

A-1

Name of Guarantor	State or other jurisdiction of incorporation or organization
NGL Liquids, LLC	Delaware
NGL Marine, LLC	Delaware
NGL Milan Investments, LLC	Colorado
NGL South Ranch, Inc.	New Mexico
NGL Supply Terminal Company, LLC	Delaware
NGL Supply Wholesale, LLC	Delaware
NGL Water Pipelines, LLC	Texas
NGL Water Solutions DJ, LLC	Colorado
NGL Water Solutions Eagle Ford, LLC	Delaware
NGL Water Solutions Permian, LLC	Colorado
NGL Water Solutions, LLC	Colorado
NGL Water Solutions—Orla SWD, LLC	Delaware
Red Rock Midstream, LLC	Delaware
Sand Lake Midstream, LLC	Delaware
TransMontaigne Services LLC	Delaware
TransMontaigne LLC	Delaware

A-2